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NEUBERGER BERMAN EQUITY FUNDS

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Vote Your Shares:
NB Sustainable Equity Fund Proposed Change to Non-Diversified

As fiduciaries of our clients, we take our responsibility to engage on shareholder votes seriously and believe that a similar approach should be considered for your personal investments. NB Sustainable Equity Fund (the “Fund”), which is an investment option in the Neuberger Berman 401(k) plan, is soliciting proxy votes in connection with a special meeting of shareholders scheduled for Tuesday, March 26th.

The Fund is seeking shareholder approval for a change in status from “diversified” to a “non-diversified” Fund, as defined by the 1940 Act.

In recent years, the Fund’s benchmark, the S&P 500, has become increasingly concentrated in a more limited number of issuers. This trend has presented challenges for the Fund’s portfolio manager to effectively manage the portfolio and continue to meet the investment requirements of a diversified fund. Currently, the Fund’s portfolio has reached the maximum investment limitations of a diversified fund, which the portfolio manager believes limits the ability of the Fund to take advantage of certain investment opportunities.

As a non-diversified fund, the Fund could invest a greater portion of its assets in any one issuer and could invest overall in a smaller number of issuers than a diversified fund. NB believes that this added flexibility is in the best interest of the Fund and its shareholders since it will enable the portfolio manager to increase investments in securities that the portfolio manager believes to be most attractive. In addition, NB believes the proposed change would allow the Fund’s portfolio to better reflect the current composition of the U.S. large cap equity universe.

If you own shares through the Neuberger Berman 401(k) plan (or outside of it, for example through an NB brokerage account), we encourage you to vote. Below are the next steps:

▪	Shareholders should respond to the proxy by mail, telephone, mobile device or at www.proxyvote.com. Detailed instructions are on the proxy cards that were sent to you. You will need the control number that is unique to your account and provided on the proxy materials.
▪	A special shareholder meeting will be held at NB’s offices on March 26th to seek approval to change the Fund’s classification. You are welcome to attend and cast your vote in person.
▪	If you misplaced your proxy card and/or your control number, you should contact Broadridge Financial Solutions, Inc., the Fund’s proxy solicitor, at 833-757-0738 to vote directly over the phone. A copy of the proxy statement can also be located here under Regulatory Documents.

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